SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 15, 2002

                             Can-Cal Resources Ltd.
             (Exact name of registrant as specified in its charter)

   NEVADA                           0-26669             88-0336988
(State or other jurisdiction   (Commission File       (I.R.S. Employer
of incorporation)                   Number)           Identification No.)

8221 Cretan Blue Lane, Las Vegas, Nevada                    89128
 (Address of principal executive offices)                 (Zip Code)

   Registrant's telephone number, including area code (702) 243-1849

                               TABLE OF CONTENTS

     ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     ITEM 7. EXHIBITS.

     SIGNATURE

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Effective June 14, 2002, Can-Cal Resource Ltd.'s (the "Company") independent accountants, Murphy, Bennington & Company, for the year ending December 31, 2001 declined to stand for re-election. Accordingly, the Board of Directors of the Company approved the engagement of L.L. Bradford & Company, LLC as its independent accountants for the year ending December 31, 2002 to replace the firm of Murphy, Bennington & Company effective June 25, 2002.

     The reports of Murphy, Bennington & Company on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2001 and 2000, and in the subsequent interim period, there were no disagreements with Murphy, Bennington & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Murphy, Bennington & Company would have caused Murphy, Bennington & Company to make reference to the matter in their report. The Company has requested Murphy, Bennington & Company to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 25, 2002, is filed as
Exhibit 16.1 to this Form 8-K.

ITEM 7. EXHIBITS.

16.1       Letter on Change in Certifying Accountant

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Can-Cal Resources Ltd.


                                            By: /s/ Ronald D. Sloan
                                            Ronald D. Sloan
                                            President